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                                                      SCHEDULE TO EXHIBIT 10.4


                          MORRISON KNUDSEN CORPORATION

                     SCHEDULE OF INDEMNIFICATION AGREEMENTS


          Name                                    Date of Agreement
          ----                                    -----------------
     Agee, William J.                             February 13, 1987
     Arrillaga, John                              October 10, 1990
     Brandon, Brent D.                            November 5, 1993
     Brigham, Douglas L.                          August 6, 1993
     Brzezinski, Zbigniew                         February 8, 1994
     Carmichael, Gilbert E.                       March 28, 1994
     Channer, David A.                            February 9, 1995
     Clark, William P.                            May 13, 1994
     Cleary, James F. (Jr.)                       August 6, 1993
     Crockett, Gregg A.                           July 27, 1995
     Fox, Lindsay E.                              February 28, 1992
     Gorman, Edmund J.                            February 9, 1990
     Grant, Stephen R.                            May 5, 1989
     Hanks, Stephen G.                            February 9, 1990
     Hemmeter, C. B.                              May 5, 1989
     Henderson, Alvia L.                          July 27, 1995
     Howland, Mark E.                             February 8, 1994
     Kealey, Thomas F.                            October 6, 1994
     Lynch, Peter S.                              May 5, 1989
     McCabe, Robert A.                            February 13, 1987
     Miller, Robert S. (Jr.)                      April 1, 1995
     Peden, Irene C.                              August 3, 1990
     Roche, Gerard R.                             August 3, 1990
     Rogers, John W.                              February 5, 1993
     Sarsten, Gunnar E.                           October 10, 1990
     Slavich, Denis M.                            March 8, 1995
     Tinstman, Robert A.                          February 9, 1995
     Ueberroth, Peter V.                          August 3, 1989
     Zarges, Thomas H.                            July 27, 1995